Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Foamex International Inc. on Form S-8 (File Nos. 33-74264, 33-94154, and
333-90020) of our report dated March 9, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the Company's adoption of SFAS 142), appearing in the Annual Report on Form 10-K of Foamex International Inc. for the year ended January 2, 2005.



/s/ Deloitte & Touche LLP
Parsippany, New Jersey

April 4, 2005